                                     MERGER
                                 COMMUNICATIONS

                      MEDIA RELATIONS COOPERATION AGREEMENT


1.   PARTIES INVOLVED AND THE PURPOSE OF COOPERATION

This Media Relations Cooperation Agreement (the "Agreement") is by and between Merger Communications, Inc. ("Merger") and Asia Media Communications, Ltd. (the "Company").

The object of the Agreement is to increase the Company's visibility and awareness of the Company and its products and services by obtaining publicity for the Company, only as approved by the Company.


2.   DUTIES

Merger's sole duty is to take care of the Company's media relations activities according to this Agreement.


2.1  PRESS RELEASES

Merger will produce as many press releases as, in its sole discretion, it deems necessary and appropriate. The preparation of these press releases will take place using material and information provided by the Company and may include additional information that Merger finds through its research. Press releases must be approved by the Company in accordance with Section 3 hereof before being delivered to the media by Merger. The Company is completely responsible for any and all legal notices and/or disclaimers that should be included in its press releases, or any other printed material, and assumes all liability for such.

Merger may print the press releases or other printed material on the Company's letterhead and use the Company's envelopes for these operations. Merger may also imprint the press releases or other written materials with the Company's logos for electronic distribution. When appropriate, Merger will mail the press releases via First Class mail to the media and is responsible for the mailing expenses of those press releases.

Expenses for distributing up to three (3) press releases per month via newswire service and for sending faxes and e-mail are included in the fees set forth in
Section 8 hereof. Merger is responsible for all expenses related to the printing of press releases.


2.2  ARTICLES

Merger will attempt to arrange for as many journalists in the appropriate media to cover the Company and all related issues and stories in a manner that enhances the Company's image, awareness and perceived value. Merger will contact freelance journalists and journalists at key media through phone conversations and via fax and mail to introduce article ideas representing the Company and its products, services and technology. Other article ideas that will promote the Company or its products, services and technology in the context of a related story will also be offered to the journalists in the same manner. Article ideas and other material must always be approved by the Company in accordance with Section 3 before being delivered to the media.


2.3  CLIPPING SERVICE & REPORTING

Merger will arrange for and pay for a press clipping service for the Company of all corresponding articles involving the Company or its products, services and technology. Merger will furnish the Company with copies of all Company-related articles published during the Agreement.


3.   APPROVAL BY THE COMPANY

Each final draft of any document to be delivered to the media will bear the following language:

"I have carefully read and reviewed the statements set forth in the attached document dated ___________________. Such statements are complete and accurate in all material respects and I am not aware of any factor or circumstance that would render any of the statements made therein false or misleading."

which must be executed and returned to Merger prior to the release of the document.


4.   LIABILITY

Merger's activities are strictly Media/Public Relations-related. Because Merger's activities are directed by and pre-approved by the Company, and are based on the information it receives from the Company, Merger assumes no liability or responsibility related to said activities, or any consequences related to said activities, or their use or misuse.


5.   ANTI-RECRUITING

The Company will not recruit any Merger employee or other Merger affiliated personnel during or for six (6) months after the termination of this Agreement.


6.   HANDING THE AGREEMENT CONTRACT TO A THIRD PARTY

This Agreement cannot be released to third party without written approval of the non-releasing party. This Agreement will be written in two identical copies, one for both parties involved.


7.   THE VALIDITY OF THE AGREEMENT

This effective date of this Agreement is 2/24/99 and it will continue in full force and effect until terminated by Merger or the Company through the means outlined in this Agreement. This

Agreement can be terminated for any reason, by either party, after 5/24/99 by giving the other party ninety (90) days written notice.


8.   FINANCIAL INFORMATION

For the above media relations services, the Company will pay Merger the following consideration per month: [***]. This compensation arrangement shall remain in place for as long as this Agreement is valid. The above prices do not include taxes.

[***]

Any additional out-of-pocket expenses, such as, but not limited to, additional newswire services charges (any charges over three releases per month), travel, professional still photography or video production or editing, etc., shall be pre-approved by the Company before being undertaken. These additional expenses shall be billed to the Company immediately and payment for such is due to Merger within fourteen (14) days of the Company's receipt of each corresponding invoice.

9.   MISCELLANEOUS


9.1  NOTICES.

All reports, communications, requests, demands or notices required by or permitted under this Agreement shall be in writing and shall be deemed to be duly given on the date same is sent and acknowledged via hand delivery, facsimile or reputable overnight delivery service (with a copy simultaneously sent by registered mail), or, if mailed, five (5) days after mailing by certified or registered mail, return receipt requested, to the party concerned at the following address:


                           Merger Communications, Inc.
                           1770 St. James Place, Suite 515
                           Houston, TX 77056
                           Tel- (713) 267-2328
                           Fax: (713) 572-2566
                           Attn: David Drake




------------

[***] Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                           Asia Media Communications, Ltd.
                           712 5th Ave., 7th Floor
                           New York, NY 10019
                           Te1: (212) 582-3400
                           Fax: (212) 265-4035
                           Attn: Edward J. Tobin


Any party may change the address to which such notices and communications shall be sent by written notice to the other parties, provided that any notice of change of address shall be effective only upon receipt.


9.2  INTEGRATION.

This Agreement sets forth the entire Agreement and understanding between the parties, or to the subject matter hereof and supercedes and merges all prior discussion, arrangements and agreements between them.


9.3  AMENDMENTS.

This Agreement may not be amended or modified except by written instrument signed by each of the parties hereto.


9.4  INTERPRETATION.

This Agreement shall be construed by and interpreted in accordance with the laws of the State of Texas, without regard to principles of conflict of law. The headings given to the paragraphs of this Agreement are for the convenience of the parties only and are not to be used in any interpretation of this Agreement.


9.5  JURISDICTION.

The parties hereby (i) agree that the State and Federal courts sitting in the State of Texas, County of Harris shall have exclusive jurisdiction in any action arising out of or connected in any way with this Agreement; (ii) each consent to personal jurisdiction of and venue in such courts in any such matter; and (iii) further agree that the service of process or of any other papers with respect to such proceedings upon them by mail in accordance with the provisions set out in
Article 9.1 hereof shall be deemed to have been duly given to and received by them five (5) days after the date of certified mailing and shall constitute good, proper and effective service.


9.6  SEVERABILITY.

In the event that any one or more provisions of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

9.7  WAIVER

No failure or delay, on the part of either party in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No waiver by either party of any provision of this Agreement, or of any breach of default, shall be effective unless in writing and signed by the party against whom such waiver is to be enforced. All rights and remedies provided for herein shall be cumulative and in addition to any other rights or remedies such parties may have at law or in equity.


9.8  COUNTERPARTS.

This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed an original.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement this 23 day of February, 1999.



Merger Communications, Inc.                 Asia Media Communications, Ltd.



By: /s/ illegible                           By: /s/ illegible
    -------------------------------             -----------------------------
    Jukka Tolonen, President                    Name:
                                                Title: